                                     BYLAWS

                                       OF

                                TRIAD PARK, LLC



                      A DELAWARE LIMITED LIABILITY COMPANY

                               TABLE OF CONTENTS

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
ARTICLE I      MEETINGS OF MEMBERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

      1.01     PLACE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

      1.02.    BIANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

      1.03.    MATTERS TO BE CONSIDERED AT BIANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

      1.04.    SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

      1.05.    NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

      1.06.    SCOPE OF NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

      1.07.    QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

      1.08.    VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

      1.09.    PROXIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

      1.10.    CONDUCT OF MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

      1.11.    TABULATION OF VOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

      1.12.    INFORMAL ACTION BY SHARE HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

      1.13.    VOTING BY BALLOT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II     ADVISORY BOARD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

      2.01.    GENERAL POWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

      2.02.    NUMBER, TENURE, QUALIFICATION, NOMINATION AND ELECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

      2.03.    BIANNUAL AND REGULAR MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

      2.04.    SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

      2.05.    NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

      2.06.    QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

      2.07.    VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

      2.08.    CONDUCT OF MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

      2.09.    RESIGNATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

      2.10.    REMOVAL OF ADVISORY BOARD MEMBERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

      2.11.    VACANCIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE III    COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

      3.01.    NUMBER, TENURE AND QUALIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

      3.02.    DELEGATION OF POWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8






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
      3.03.    QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

      3.04.    CONDUCT OF MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

      3.05.    INFORMAL ACTION BY COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8



ARTICLE IV     OFFICERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

      4.01.    POWERS AND DUTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

      4.02.    REMOVAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

      4.03.    VACANCIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

      4.04.    CHAIRMAN OF THE BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

      4.05.    PRESIDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

      4.06.    VICE PRESIDENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

      4.07.    SECRETARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

      4.08.    TREASURER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

      4.09.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

      4.10.    SUBORDINATE OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE V      SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

      5.01.    SHARE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

      5.02.    SHARE REGISTRY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

      5.03.    RECORDING TRANSFERS OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

      5.04.    LOST CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

      5.05.    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE VI     DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

      6.01.    AUTHORIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

      6.02.    CONTINGENCIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE VII    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

      7.01.    SECRETARY TO GIVE NOTICE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

      7.02.    WAIVER OF NOTICE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13





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
ARTICLE VIII   AMENDMENT OF BYLAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

      8.01.    BY ADVISORY BOARD. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

                                   BY LAWS OF
                                TRIAD PARK, LLC

                      A Delaware limited liability company
                                  ("Company")


                                   ARTICLE I

                              MEETINGS OF MEMBERS

         1.01. PLACE. All meetings of the holders of the issued and outstanding Shares of the Company (the "Share Holders") shall be held at 3055 Triad Drive, Livermore, California (or any subsequent address selected by the Advisory Board) or at such other place within the United States as shall be stated in the notice of the meeting.

         1.02. BIANNUAL MEETING. Biannual meetings of the Share Holders for the election of Advisory Board members and the transaction of any business within the powers of the Company shall be held at 3055 Triad Drive, Livermore, California (or any subsequent address selected by the Advisory Board) on the last Thursday of March of each even numbered year, beginning with March 26, 1998, or at such other date and time during March of the even numbered years as may be fixed by the Advisory Board. If the day fixed for the biannual meeting shall be a legal holiday, such meeting shall be held at the same time on the next succeeding business day.

         1.03. MATTERS TO BE CONSIDERED AT BIANNUAL MEETING. At a biannual meeting of Share Holders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the biannual meeting (a) by, or at the direction of, a majority of the Advisory Board or (b) by any Share Holder (both as of the time notice of such proposal is given by the Share Holder as set forth below and as of the record date for the biannual meeting in question) of the Company entitled to vote at such biannual meeting who complies with the procedures set forth in this Section
1.03. For a proposal to be properly brought before a biannual meeting by a Share Holder, the Share Holder must have given timely notice in writing to the Secretary of the Company, and the Share Holder or his representative must be present in person at the biannual meeting. For the first biannual meeting, a Share Holder's notice shall be timely if delivered to, or mailed and received at, the principal executive office of the Company not later than the close of business on the twentieth (20th) calendar day (or if that day is not a business day for the Company, on the next business day) following the date on which notice of the date of the first biannual meeting is mailed or otherwise transmitted to Share Holders. For all subsequent biannual meetings, notice shall be timely, if delivered to, or mailed and received at, the principal executive office of the Company (a) not less than thirty (30) days nor more than one hundred eighty (180) days prior to the second anniversary date of the immediately preceding biannual meeting of Share Holders or special meeting in lieu thereof (the "Anniversary Date") or (b) in the event that the biannual meeting of Share Holders is called for a date more than 10 calendar days prior to the

Anniversary Date, not later than the close of business on the 20th calendar day (or if that day is not a business day for the Company, on the next business day) following the date on which notice of the date of such meeting was mailed or otherwise transmitted to Share Holders.

         A Share Holder's notice to the Secretary shall set forth as to each matter the Share Holder proposes to bring before the biannual meeting (a) a brief description of the proposal desired to be brought before the biannual meeting and the reasons for conducting such business at the biannual meeting,
(b) the name and address, as they appear on the Company's transfer books, of the Share Holder proposing such business and of the beneficial owners (if any) of the Shares registered in the Share Holder's name and the name and address of other Share Holders known by the Share Holder to be supporting the proposal on the date of the Share Holder's notice, (c) the number of shares of the Company which are beneficially owned by the Share Holder and such beneficial owners (if any) on the date of the Share Holder's notice and by any other Share Holders known by the Share Holder to be supporting such proposal on the date of such Share Holder's notice, and (d) any financial interest of the Share Holder or of any beneficial owner in the proposal.

         If the Advisory Board, or a designated committee, determines that any Share Holder proposal was not timely made in accordance with the terms of this
Section 1.03, the proposal shall not be presented for action at the biannual meeting in question. If the Advisory Board, or a designated committee, determines that the information provided in a Share Holder's notice does not satisfy the informational requirements of this section in any material respect, the Secretary of the Company shall promptly notify the Share Holder of the deficiency in the notice. The Share Holder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such a period of time, not to exceed five (5) days from the date the deficiency notice is given to the Share Holder, as the Advisory Board or the committee shall reasonably determine. If the deficiency is not cured within the period, or if the Advisory Board or the committee determines that the additional information provided by the Share Holder, together with the information previously provided, does not satisfy the requirements of this Section 1.03 in any material respect, then the proposal shall not be presented for action at the biannual meeting in question.

         Notwithstanding the procedure set forth in the preceding paragraph, if neither the Advisory Board nor the committee makes a determination as to the validity of any Share Holder proposal as set forth above, the presiding officer of the biannual meeting shall determine and declare at the biannual meeting whether the Share Holder proposal was made in accordance with the terms of this
Section 1.03. If the presiding officer determines that a Share Holder proposal was made in accordance with the terms of this Section 1.03, the presiding officer shall so declare at the biannual meeting. If the presiding officer determines that a Share Holder proposal was not made in accordance with the provisions of this Section 1.03, the presiding officer shall so declare at the biannual meeting and such proposal shall not be acted upon at the biannual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the biannual meeting of reports of officers, Advisory Board members and committees of the Advisory Board, but in connection with those reports, no new business shall be acted upon at the biannual meeting except in accordance with the provisions of this Section 1.03.

         1.04. SPECIAL MEETINGS. The Chairman of the Advisory Board or a majority of the Advisory Board members may call special meetings of the Share Holders. Special meetings of Share Holders shall also be called by the Secretary upon the written request of the holders of Shares entitled to cast not less than twenty-five percent (25%) of all the votes entitled to be cast at the meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon.

         1.05. NOTICE. Not less than ten (10) nor more than ninety (90) days before the date of every meeting of Share Holders, written or printed notice of the meeting shall be given, in accordance with the Limited Liability Company Agreement of the Company (the "LLC Agreement"), to each Share Holder entitled to vote or entitled to notice by statute, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called.

         1.06. SCOPE OF NOTICE. No business shall be transacted at a special meeting of Share Holders except that specifically designated in the notice.
Any business of the Company may be transacted at the biannual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

         1.07. QUORUM. At any meeting of Share Holders, the presence in person or by proxy of Share Holders entitled to cast a majority of the votes shall constitute a quorum; but this Section shall not affect any requirement under any statute or the LLC Agreement, for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of the Share Holders, the Share Holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present and the meeting so adjourned may be reconvened without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified. The Share Holders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Share Holders to leave less than a quorum.

         1.08. VOTING. A majority of the votes cast at a meeting of Share Holders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, by the LLC Agreement or by these Bylaws. Unless otherwise provided in the LLC Agreement, each outstanding share of the Company (a "Share"), regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of Share Holders.

         1.09. PROXIES. A Share Holder may vote the Shares owned of record by him or her, either in person or by proxy executed in writing by the Share Holder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         1.10. CONDUCT OF MEETINGS. The Chairman of the Advisory Board or, in the absence of the Chairman, the President or a Vice President, or, in the absence of the Chairman and the President and Vice Presidents, a presiding officer elected at the meeting, shall preside over meetings of the Share Holders (the "Presiding Officer"). The Secretary of the Company, or, in the absence of the Secretary and Assistant Secretaries, the person appointed by the Presiding Officer of the meeting shall act as secretary of the meeting.

         1.11. TABULATION OF VOTES. At any biannual or special meeting of Share Holders, the Presiding Officer shall be authorized to appoint a Teller for such meeting. The Teller may, but need not, be an officer, employee or agent of the Company. The Teller shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the Teller shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Company, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller shall be authorized to determine the legality and sufficiency of all votes cast and proxies delivered under both the LLC Agreement and these Bylaws and applicable law. The Presiding Officer may review all determinations made by the Teller hereunder, and in doing so the Presiding Officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the Teller.

         1.12. INFORMAL ACTION BY SHARE HOLDERS. An action required or permitted to be taken at a meeting of Share Holders may be taken without a meeting if a consent in writing, setting forth such action, is signed by the owners of two thirds of the Shares. The consents may be signed by different Share Holders on separate counterparts.

         1.13. VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the Presiding Officer shall order or any Share Holder shall demand that voting be by ballot.

                                   ARTICLE II

                                 ADVISORY BOARD

         2.01. GENERAL POWERS. The Advisory Board shall have the powers and duties set forth in the LLC Agreement.

         2.02.   NUMBER, TENURE, QUALIFICATION, NOMINATION AND ELECTION.

                 (a) The number of Advisory Board members shall be within the minimum and maximum numbers set forth in the LLC Agreement, but the exact number may be increased or decreased by a unanimous vote of the Advisory Board then in office, with the nomination and election of additional Advisory Board members to take place in accordance with the provisions below.

                 (b)      The Share Holders shall, subject to the provisions of
Section 4.6 of the LLC Agreement, elect the number of Advisory Board members fixed pursuant to Section 4.6 of the LLC Agreement or the number as may be increased or decreased from time to time by the

Advisory Board as provided in Section 2.02(a) above, if and to the extent there are nominees duly nominated in accordance with these Bylaws. Ballots bearing the names of all the persons who have been duly nominated for election as Advisory Board members at a biannual meeting of Share Holders in accordance with the procedures set forth in this Section 2.02 shall be provided for use at the biannual meeting.

                 (c) Nominations of candidates for election as Advisory Board members at any biannual meeting of Share Holders at which Advisory Board members are to be elected may be made (i) by, or at the direction of, a majority of the Advisory Board or a duly authorized committee or (ii) by any holder of record (both as of the time notice of such nomination is given by the Share Holder as set forth below and as of the record date for the biannual meeting in question) of any Shares entitled to vote at the biannual meeting who complies with the notice procedures of this Section 2.02. Any Share Holder who seeks to make such a nomination, or his representative, must be present in person at the biannual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.02 shall be eligible for election as Advisory Board members at a biannual meeting.

         Nominations, other than those made by, or at the direction of, the Advisory Board or a duly authorized committee, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in this Section
2.02. For the first biannual meeting of the Company, notice shall be timely if delivered to, or mailed and received at, the principal executive office of the Company not later than the close of business on the twentieth (20th) calendar day (or if that day is not a business day for the Company, the next business day) following the date on which notice of the first biannual meeting is mailed or otherwise transmitted to Share Holders. For all subsequent biannual meetings of the Company at which Advisory Board members are to be elected, notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the Company not less than sixty (60) days nor more than one hundred fifty (150) days prior to the second anniversary of the last biannual meeting of Share Holders. Each Share Holder notice shall set forth (i) as to each person whom the Share Holder proposes to nominate for election or reelection as an Advisory Board member and as to the Share Holder giving the notice (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the number of Shares which are beneficially owned by the person on the date of the Share Holder notice and (d) any other information relating to the person that is required to be disclosed in solicitations of proxies with respect to nominees for election as may be deemed necessary or desirable by the Company's counsel, in the exercise of his or her discretion; and (ii) as to the Share Holder giving the notice (a) the name and address, as they appear on the Company's books, of the Share Holder and any other Share Holders known by the Share Holder to be supporting such nominees and (b) the number of Shares which are beneficially owned by the Share Holder on the date of the Share Holder notice and by any other Share Holders known by such Share Holder to be supporting such nominees on the date of the Share Holder notice. At the request of the Advisory Board or a committee appointed by it, any persons nominated by, or at the direction of, the Advisory Board or the committee for election as an Advisory Board member at a biannual meeting shall furnish to the Secretary of the Company that information required to be set forth in a Share Holder's notice of nomination which pertains to the nominee.

                 (d) If the Advisory Board, or a designated committee, determines that any Share Holder nomination was not timely made in accordance with the terms of this Section 2.02, or the information provided in a Share Holder's notice does not satisfy the informational requirements of this Section
2.04 in any material respect, then the Advisory Board or the committee, as the case may be, shall reject the Share Holder nomination and the nomination shall not be considered at the biannual meeting in question; provided, however, if the Share Holder's notice was duly received at least fifteen (15) days in advance of the last date on which such notice could have been timely made, then the Secretary of the Company shall, within ten (10) days after the Secretary's receipt of such notice, notify such Share Holder of the deficiency in the notice. The Share Holder receiving the notice from the Secretary shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such a period of time, not to exceed five (5) days from the date such deficiency notice is given to the Share Holder, as the Advisory Board or such committee shall reasonably determine. If the deficiency is not cured within the period, or if the Advisory Board or the committee reasonably determines that the additional information provided by the Share Holder, together with information previously provided, does not satisfy the requirements of this Section 2.02 in any material respect, then the Advisory Board shall reject the Share Holder's nomination and the nomination shall not be considered at the biannual meeting in question.

                 (e) If neither the Advisory Board nor such committee makes a determination as to the validity of any nominations by a Share Holder as set forth above, the Presiding Officer of the biannual meeting shall determine and declare at the biannual meeting whether a nomination was made in accordance with the terms of this Section 2.02. If the Presiding Officer determines that a nomination was made in accordance with the terms of this
Section 2.02, he shall so declare at the biannual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the Presiding Officer determines that a nomination was not made in accordance with the terms of this Section 2.02, he shall so declare at the biannual meeting and the nomination shall be disregarded.

         2.03. BIANNUAL AND REGULAR MEETINGS. A biannual meeting of the Advisory Board may be held immediately after and at the same place as the biannual meeting of Share Holders, or such other time and place, either within or without the States of Delaware or California, as is selected by resolution of the Advisory Board, and no notice other than these Bylaws or such resolution shall be necessary. The Advisory Board may provide, by resolution, the time and place, either within or without the States of Delaware or California, for the holding of regular meetings of the Advisory Board without other notice than such resolutions.

         2.04. SPECIAL MEETINGS. Special meetings of the Advisory Board may be called as provided in the LLC Agreement. The person or persons authorized to call special meetings of the Advisory Board may fix any place, either within or without the States of Delaware or California, as the place for holding any special meeting of the Advisory Board called by them.

         2.05. NOTICE. Notice of any special meeting to be provided herein shall be given, in accordance with the LLC Agreement. Neither the business to be transacted at, nor the purpose of, any biannual, regular or special meeting of the Advisory Board need be specified in the notice, unless specifically required by statute or these Bylaws.

         2.06. QUORUM. One half of the Advisory Board members then in office shall constitute a quorum for transaction of business at any meeting of the Advisory Board.

         2.07. VOTING. The action of the number of Advisory Board members set forth in the LLC Agreement shall be the act of the Advisory Board.

         2.08. CONDUCT OF MEETINGS. All meetings of the Advisory Board shall be called to order and presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the President (if a Share Holder of the Advisory Board), or, in the absence of the Chairman of the Board and the President, by a Share Holder of the Advisory Board selected by the members present. The Secretary of the Company shall act as secretary at all meetings of the Advisory Board, and in the absence of the Secretary and Assistant Secretaries, the presiding officer of the meeting shall designate any person to act as secretary of the meeting. Members of the Advisory Board may participate in meetings of the Advisory Board by conference telephone or similar communications equipment by means of which all Advisory Board members participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes.

         2.09. RESIGNATIONS. Any Advisory Board member may resign from the Advisory Board or any committee thereof at any time. Such resignation shall be made in writing and shall take effect at the time specified herein, or if no time be specified, at the time of the receipt of notice of such resignation by the President or the Secretary.

         2.10. REMOVAL OF ADVISORY BOARD MEMBERS. Any Advisory Board member may be removed from office only in the manner set forth in the LLC Agreement.

         2.11. VACANCIES. Vacancies on the Advisory Board shall be filled in the manner set forth in the LLC Agreement.

                                  ARTICLE III

                                   COMMITTEES

         3.01. NUMBER, TENURE AND QUALIFICATION. The Advisory Board may appoint from among its members one or more committees, composed of two or more Advisory Board members, to serve at the pleasure of the Advisory Board.

         3.02. DELEGATION OF POWER. The Advisory Board may delegate to these committees in the intervals between meetings of the Advisory Board any of the powers of the Advisory Board to manage the business and affairs of the Company, except those powers which pursuant to the LLC Agreement require action by the Advisory Board.

         3.03. QUORUM. All of the members of any committee shall be present in person at any meeting of the committee in order to constitute a quorum for the transaction of business at the meeting, and the act of a majority of those present shall be the act of the committee.

         3.04. CONDUCT OF MEETINGS. Each committee shall designate a presiding officer of the committee, and if not present at a particular meeting, the committee shall select a presiding officer for the meeting. Members of any committee may participate in meetings of the committee by conference telephone or similar communications equipment by means of which all committee members participating in the meeting can hear each other at the same time, and participation in a meeting in this manner shall constitute presence in person at the meeting for all purposes. Each committee shall keep minutes of its meetings, and report the results of any proceedings at the next succeeding biannual or regular meeting of the Advisory Board.

         3.05. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Advisory Board may be taken without a meeting, if a written consent to such action is signed by all members of the committee and the written consent is filed with the minutes of proceedings of the committee. Consents may be signed by different members on separate counterparts.

                                   ARTICLE IV

                                    OFFICERS

         4.01. POWERS AND DUTIES. The officers of the Company shall be elected biannually by the Advisory Board at the first meeting of the Advisory Board held after each biannual meeting of Share Holders. If the election of officers shall not be held at this meeting the election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is duly elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. Election or appointment of an officer or agent shall not of itself create contract rights between the Company and the officer or agent. The officers shall have such powers and duties as are set forth in these Bylaws or as delegated by the Advisory Board, provided, however, that the powers and duties of the officers shall be subject and subordinate to the powers and duties of the manager of the Company (the "Manager") as set forth in the LLC Agreement or in any written agreement between the Manager and the Company. If the Advisory Board elects not to appoint the officers authorized by these Bylaws, the duties delegated to the officers in these Bylaws shall be performed by the Manager.

         4.02. REMOVAL. Any officer or agent elected or appointed by the Advisory Board may be removed by the Advisory Board whenever in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The fact that a person is elected to an office, whether or not for a specified term, shall not by itself constitute any undertaking or evidence of any employment obligation of the Company to that person.

         4.03. VACANCIES. A vacancy in any office may be filled by the Advisory Board for the unexpired portion of the term.

         4.04. CHAIRMAN OF THE BOARD. The Chairman of the Advisory Board shall preside at all meetings of the Share Holders and of the Advisory Board. The Chairman of the Advisory Board may sign and execute all authorized bonds, contracts or other obligations in the name of the Company.

         4.05. PRESIDENT. Unless the Advisory Board shall otherwise determine in favor of the Chairman of the Advisory Board or any other officer of the Company, the President shall be the Chief Executive Officer of the Company and, subject to the powers and duties of the Manager, shall in general supervise and control all of the business and affairs of the Company. In the absence of the Chairman of the Advisory Board, the President shall preside at all meetings of the Share Holders and of the Advisory Board (if a Share Holder of the Advisory Board). The President may sign any deed, mortgage, bond, contract or other instruments on behalf of the Company except in cases where the execution shall be expressly delegated by the Advisory Board or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Advisory Board from time to time.

         4.06. VICE PRESIDENTS. The Advisory Board may appoint one or more Vice Presidents. In the absence of the President or in the event of a vacancy in that office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Every Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or the Advisory Board.

         4.07. SECRETARY. The Secretary shall (i) keep the minutes of the proceedings of the Share Holders and Advisory Board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the records of the Company; (iv) unless a transfer agent is appointed, keep a register of the post office address of each Share Holder that shall be furnished to the Secretary by the Share Holder and have general charge of the Share Registry of the Company; (v) when authorized by the Advisory Board or the President, attest to or witness all documents as necessary; (vi) perform all duties as from time to time may be assigned to him or her by the President or by the Advisory Board; and (vii) perform all the duties generally incident to the office of secretary of a corporation.

         4.08. TREASURER. Subject to the powers and duties of the Manager, the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositaries as may be designated by the Advisory Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Advisory Board, taking proper vouchers for any disbursements, and shall render to the President and the Advisory Board, at the regular meetings of the Advisory Board or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Company. The Advisory Board may engage a Custodian to perform some or all of the duties of the Treasurer, and if a Custodian is so engaged then the Treasurer shall be relieved of the responsibilities set forth herein to the extent delegated to such Custodian and, unless the Advisory Board otherwise determines, shall have general supervision over the activities of such Custodian. The Custodian shall not be an officer of the Company.

         4.09. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Advisory Board may appoint one or more Assistant Secretaries or Assistant Treasurers. The Assistant

Secretaries and Assistant Treasurers (i) shall have the power to perform and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective officer's absence and (ii) shall perform such duties as shall be assigned to him or her by the Secretary or Treasurer, respectively, or by the President or the Advisory Board.

         4.10. SUBORDINATE OFFICERS. The Company shall have such subordinate officers as the Advisory Board may from time to time elect. Each such officer shall hold office for such period and perform such duties as the Advisory Board, the President or any designated committee or officer may prescribe.

                                   ARTICLE V

                                     SHARES

         5.01. SHARE CERTIFICATES. Each Share Holder shall be entitled to a Share certificate in such form as may from time to time be prescribed by the Advisory Board. The certificate shall be signed by the Chairman or the President and by the Treasurer or the Secretary. The signatures by Company officers may be facsimile if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Company or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for Shares which are subject to any restriction on transfer and every certificate issued when the Company is authorized to issue more than one class or series of interests shall contain any legend as is required by law.

         5.02. SHARE REGISTRY. The Company shall maintain at 3055 Triad Drive, Livermore, California (or any subsequent address selected by the Advisory Board) or at the office of its counsel, accountants or transfer agent, an original or duplicate Share Registry containing the names and addresses of all the Share Holders and the number of shares of each class held by each of them. The Share Registry shall be maintained pursuant to a system that the Company shall adopt allowing for the issuance, recordation and transfer of its Shares by electronic or other means that can be readily converted into written form for visual inspection. The Company shall be entitled to treat the holder of record of any Share or Shares as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any Share on the part of any other person, whether or not it shall have express or other notice, except as otherwise provided in the LLC Agreement. Until a transfer is duly effected in accordance with the LLC Agreement, the Company shall not be affected by any notice of any transfer, either actual or constructive. Nothing herein shall impose upon the Company, the Advisory Board or officers or their agents and representatives a duty, or limit their rights, to inquire as to the actual ownership of Shares.

         5.03. RECORDING TRANSFERS OF SHARES. If transferred in accordance with any restrictions on transfer contained in the LLC Agreement, these Bylaws or otherwise, Shares shall be recorded as transferred in the Share Registry upon provision to the Company or the transfer agent of the Company of an executed stock power duly guaranteed and any other documents reasonably requested by the Company, and the surrender of the certificate or certificates, if any, representing the Shares. Upon receipt of these documents, the Company shall issue as needed a new certificate or certificates (if the transferred Shares were certificated) to the persons entitled, cancel any old certificates and record the transaction upon its books.

         5.04. LOST CERTIFICATE. The Advisory Board may direct a new certificate to be issued in the place of any certificate previously issued by the Company alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be stolen, lost or destroyed. When authorizing the issue of a new certificate, the Advisory Board may, in its discretion and as a condition precedent to the issuance, require the owner of the stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Company to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

         5.05.   CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

                 (a) The Advisory Board may fix, in advance, a date as the record date for the purpose of determining Share Holders entitled to notice of, or to vote at, any meeting of Share Holders, or Share Holders entitled to receive payment of any distribution or the allotment of any rights, or in order to make a determination of Share Holders for any other proper purpose. Such date, in any case, shall be not more than sixty (60) days, and in case of a meeting of Share Holders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of Share Holders is to be held or taken.

                 (b) If, in lieu of fixing a record date, the Share Registry is closed by the Advisory Board for the purpose of determining Share Holders entitled to notice of or to vote at a meeting of Share Holders, the Share Registry shall be closed for at least ten (10) days immediately preceding such meeting.

                 (c) If no record date is fixed and the Share Registry is not closed for the determination of Share Holders, (i) the record date for the determination of Share Holders entitled to notice of, or to vote at, a meeting of Share Holders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of Share Holders entitled to receive payment of a distribution or an allotment of any rights shall be at the close of business on the day on which the resolution of the Advisory Board, declaring the distribution or allotment of rights, is adopted.

                 (d) When a determination of Share Holders entitled to vote at any meeting of Share Holders has been made as provided in this section, such determination shall apply to any adjournment of its meeting, except where the determination has been made through the closing of the Share Registry and the stated period of closing has expired.

                                   ARTICLE VI

                                 DISTRIBUTIONS

         6.01. AUTHORIZATION. Distributions upon the Shares may be authorized and declared by the Advisory Board as set forth in the applicable provisions of the LLC Agreement and any applicable law, at any meeting, limited only to the extent of Section 18-607 of the Delaware Limited Liability Company Act. Distributions upon the Shares may be paid in cash or property, subject to the provisions of law and of the LLC Agreement.

         6.02. CONTINGENCIES. Before payment of any distributions upon the Shares, there may be set aside (but there is no duty to set aside) out of any assets of the Company available for distributions such sum or sums as the Advisory Board may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for repairing or maintaining any property of the Company or for such other purpose as the Advisory Board shall determine to be in the best interest of the Company, and the Advisory Board may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VII

                                    NOTICES

         7.01. SECRETARY TO GIVE NOTICE. All notices required by law or these Bylaws to be given by the Company shall be given by the Secretary of the Company. If the Secretary and Assistant Secretary are absent or refuse or neglect to act, the notice may be given by any person directed to do so by the President or, with respect to any meeting called pursuant to these Bylaws upon the request of any Share Holder or Advisory Board member, by any person directed to do so by the Share Holder or Advisory Board member upon whose request the meeting is called.

         7.02. WAIVER OF NOTICE. Whenever any notice is required to be given pursuant to the LLC Agreement or Bylaws of the Company or pursuant to applicable law, a waiver of notice in writing, signed by the person or persons entitled to notice, whether before or after the time for notice, shall be deemed equivalent to the giving of notice. The waiver shall be filed with the records of the meeting. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VIII

                              AMENDMENT OF BYLAWS

         8.01. BY ADVISORY BOARD. The Advisory Board shall have the power, at any biannual or regular meeting, or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any Bylaws of the Company and to make new Bylaws, provided, however, the Advisory Board may not alter, repeal or amend the Bylaws in any way in which the Share Holders would be deprived of their right to grant consent or approval under the terms of the LLC Agreement.

    The foregoing are certified as the Bylaws of the Company adopted by the
                      Advisory Board on __________, 1997.



___________________________________________

_________________, Secretary





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